UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, the Board of Directors (the “Board”) of JOANN Inc. (the “Company”) appointed Scott N. Sekella, as Senior Vice President and Chief Financial Officer of the Company, effective as of September 26, 2022 (or such other date on which the Company and Mr. Sekella agree). Tom Dryer will cease to serve as interim Chief Financial Officer, and will resume his role as Vice President and Controller of the Company, effective as of that same effective date.

Prior to joining the Company, Mr. Sekella, age 45, served as Vice President, Corporate and International FP&A of Under Armour, Inc. (“Under Armour”), a branded athletic performance apparel, footwear, and accessories company, from December 2019 to September 2020, as Interim Corporate Controller from May 2019 to December 2019, and as Senior Director, Corporate Finance from August 2016 to December 2019. Prior to joining Under Armour, Mr. Sekella served as Vice President, Global Controller at Crocs, Inc. from July 2014 to August 2016, and Senior Director, Global Supply Chain Finance from October 2013 to July 2014. Mr. Sekella also previously held roles in finance and operations at Henkel KGaA – The Dial Corporation, Pfizer Global Research & Development, and Ford Motor Company.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Sekella.

In his position as Senior Vice President and Chief Financial Officer, Mr. Sekella will be entitled, effective as of the start of his employment, to: (1) an annual base salary of $425,000 per year; (2) a target short-term annual cash incentive opportunity (pro-rated for 2022) equal to 50% of base salary and earned from 0% to 200% of target; (3) a target long-term equity incentive opportunity (pro-rated for 2022) equal to 100% of base salary and for 2022 provided 2/3rds in service-based stock options and 1/3rd in service-based restricted stock units; (4) standard retirement and health and welfare benefits provided to the Company’s similarly situated officers; and (5) participation in the Company’s standard severance agreement (generally providing, subject to a release of claims and compliance with certain customary restrictive covenants, 18 months of base salary, a pro-rated short-term incentive payment and outplacement services for a termination without cause absent a change in control, or 24 months of base salary, a specified short-term incentive payment, and outplacement services for a qualifying termination in connection with a change in control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN INC.

Dated: September 1, 2022	By:	/s/ Ann Aber
	Name:	Ann Aber
	Title:	Senior Vice President, Chief Legal Officer & Secretary